Exhibit 10b
                                                              -----------

                              MEREDITH CORPORATION
                           RESTRICTED STOCK AGREEMENT


     You have been selected to be a Participant in the 1992 Meredith Corporation Stock Incentive Plan (the "Plan"), as specified below:

     GRANTEE:  Jack D. Rehm
     DATE OF GRANT: September 1, 1994
     NUMBER OF SHARES OF RESTRICTED STOCK GRANTED: 12,500


THIS DOCUMENT CONSTITUTES PART OF THE PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933.


     THIS AGREEMENT, effective as of the Date of Grant set forth above, is between Meredith Corporation, an Iowa corporation (the "Company") and the Grantee named above (the "Grantee"), covering a grant by the Company to the Grantee of shares of Restricted Stock under the Plan.

     1. Grant of Shares. Pursuant to action of the Compensation Committee of the Board of Directors of the Company (the "Committee"), and in consideration of valuable service heretofore rendered by the Grantee to the Company and of the agreements hereinafter set forth, the Company hereby grants to the Grantee the shares of Restricted Stock set forth above, $1.00 par value, of the Company (the "Shares") subject to the Restrictions set forth in Section 2 and the other terms and conditions of the Plan and this Agreement. The Shares shall be recorded in the books of the Company and the Company's transfer agent in the Grantee's name. The Grantee shall have all the rights of a stockholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares. However, any securities of the Company which may be issued with respect to such Shares by virtue of any stock split, combination, stock dividend or recapitalization shall be deemed to be "Shares" hereunder and shall be subject to all the terms and conditions of the Plan and this Agreement.

     2. Restrictions. Until and to the extent that the restrictions (the "Restrictions") imposed by this Section 2 have lapsed, the Shares shall not be sold, exchanged, assigned, transferred, pledged or otherwise disposed of, and shall be subject to forfeiture as set forth in Section 4 below. The Restrictions on the Shares shall lapse according to the schedule described in the attached Exhibit A. If the lapse of the Restrictions on the Shares


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pursuant to Exhibit A in a fiscal year would result in part or all of the value of the Shares not being deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code, then the Restrictions shall lapse only with respect to the largest number of whole Shares which would result in no part of the value of those Shares being subject to the limit on deductibility in Section 162(m) in that year. The Restrictions on the remaining Shares which would otherwise lapse during that year pursuant to Exhibit A will lapse on the earlier of (a) the first day of the last month of the fiscal year of the Company in which the Company's deduction for the value of the Shares would not be subject to the limitations of Section 162(m), or (b) the date of Grantee's death. Shares awarded for which the Restrictions have not lapsed (or been deferred as provided by the immediately preceding sentence) in accordance with the foregoing terms of this Section 2 shall be forfeited to the Company by Grantee, without consideration to the Grantee or his/her executor, administrator, personal representative or heirs ("Representative") on September 2, 1998.

     3. Retirement. In the event of the termination of Grantee's employment by reason of Retirement (as defined under the then established rules of the Company's tax-qualified retirement plans) prior to September 2, 1998, any Shares for which the Restrictions have not lapsed as of the date of termination may lapse thereafter as provided in Exhibit A notwithstanding the termination of employment.

     4. Forfeiture of Shares. In the event of the termination of the Grantee's employment by the Company for any reason (including resignation, death, Disability or discharge with or without cause), other than Retirement, all of the Shares then subject to the Restrictions shall be forfeited to the Company by the Grantee, without consideration to the Grantee or his/her Representative.

     5. Delivery of Certificates. Certificates representing Shares as to which the Restrictions have lapsed shall be issued in the name of the Grantee and delivered by the Company to the Grantee or his/her Representative.

     6. Withholding Taxes. The lapse of the Restrictions on any Shares pursuant to Sections 2 or 3 above shall be conditioned on the Grantee or the Representative having made appropriate arrangements with the Company to provide for the payment of any taxes required to be withheld by Federal, State or local law in respect of such lapse.

     7. Notices. All notices hereunder shall be in writing and shall be deemed to be given when delivered in person or upon the second day after the same are deposited in the U.S. Mail, postage prepaid by certified mail, addressed as follows:


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        To the Company:  Meredith Corporation
                         1716 Locust Street
                         Des Moines, Iowa 50309-3023
                         Attn: Corporate Secretary

     To the Grantee or his/her Representative at the address of the Grantee at the time appearing in the employment records of the Company, which currently is as follows:

                         Jack D. Rehm
                         3131 Fleur Drive, #1001
                         Des Moines, Iowa  50321

or at such other address as either party may designate by notice given to the other in accordance with these provisions.

     8. Term of Agreement. This Agreement shall terminate on the date the Shares are forfeited pursuant to Section 4, or the date the Restrictions have lapsed.

     9. Succession. This Agreement shall be binding upon and operate for the benefit of the Company and its successors and assigns and the Grantee and his or her Representative.

    10. Continuation of Employment. This Agreement shall not confer upon Grantee any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.

    11.  Miscellaneous.

         (a) This Agreement and the rights of Grantee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.

         It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon Grantee. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan. All terms used herein shall have the same meaning as in the Plan.

         (b) With the approval of the Board, the Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect Grantee's rights under this Agreement.

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         (c)  Grantee agrees to take all steps necessary to comply with all applicable provisions of Federal and state securities law in exercising Grantee's rights under this Agreement.

         (d) The Plan and this Agreement are not intended to qualify for treatment under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

         (e) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         (f) To the extent not preempted by Federal law, this Agreement shall be governed by, and construed in accordance with the laws of the State of Iowa.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.


                                   MEREDITH CORPORATION



                                   By:___________________________
                                        Thomas L. Slaughter
                                        Vice President-General
                                        Counsel & Secretary



Grantee:___________________
           Jack D. Rehm


Social Security number:  ###-##-####







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                                   EXHIBIT A



     FISCAL YEAR 1997(1)         FISCAL YEAR 1998(2)        TOTAL
    ---------------------       ---------------------       NUMBER
                NUMBER OF                   NUMBER OF     OF VESTED
                 VESTED                      VESTED        SHARES(5)
      ROE(3)    SHARES(4)         ROE(3)    SHARES(4)
    ----------  ---------       ----------  ---------     ----------
    0-14.49           0             15        3,125          3,125
    14.5-14.59    3,125             15        3,125          6,250
    14.6-14.69    4,375             15        3,125          7,500
    14.7-14.79    5,625             15        3,125          8,750
    14.8-14.89    6,875             15        3,125         10,000
    14.9-14.99    8,125             15        3,125         11,250
    15.0-         9,375             15        3,125         12,500


(1) Fiscal Year ending June 30, 1997, with the restrictions lapsing with respect to the applicable number of shares, if any, on September 1, 1997.

(2) Fiscal Year ending June 30, 1998, with the restrictions lapsing with respect to the applicable number of shares, if any, on September 1, 1998.

(3) The Company's Return on Equity for the applicable year represented by a percentage calculated as follows:

     Company's Earnings for the fiscal year
     --------------------------------------
        Shareholders' Equity (amount of         = Return on Equity (ROE)
        shareholders' investment in Company
        as of the applicable June 30)

(4) The number of shares of restricted Company stock awarded under this Agreement for which the restrictions will lapse if the Company achieves the listed ROE in the applicable years.

(5) The total number of shares awarded for which the restrictions have lapsed, if any, as a result of the vesting in 1997 and 1998 as provided in column 1 and 2.



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